CERTIFICATION

Exhibit 31.1

I, Robert J. Ambrosi, Chief Executive Officer of ARC Corporate Realty Trust, Inc.® (“ACRT”), certify that:

1.	I have reviewed this quarterly report on Form 10-Q of ACRT;

2.	Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of ACRT as of, and for, the periods presented in this quarterly report.

4.	ACRT’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15 (e)) for ACRT and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to ACRT, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)	evaluated the effectiveness of ACRT’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

c)	disclosed in this report any change in ACRT’s internal control over financial reporting that occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, ACRT’s internal control over financial reporting;

5.	ACRT’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to ACRT’s independent registered public accounting firm and the Audit Committee of ACRT’s board of trustees (or persons performing the equivalent functions):

/s/ Robert J. Ambrosi
Robert J. Ambrosi
Chief Executive Officer
August 6, 2004